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                                                                      EXHIBIT 21

                           WYNN'S INTERNATIONAL, INC.

                           SUBSIDIARIES OF REGISTRANT

                                                           State or other
                                                           jurisdiction of
     Name                                                  incorporation
     ----                                                  -------------
Wynn Oil Company . . . . . . . . . . . . . . . . . . .     California
  Wynn's Sales Corporation . . . . . . . . . . . . . .     California
  Wynn Marketing Company . . . . . . . . . . . . . . .     California
  Wynn's Australia Pty. Limited. . . . . . . . . . . .     Australia
  Wynn's Belgium N.V.. . . . . . . . . . . . . . . . .     Belgium
  Wynn's Canada, Ltd.. . . . . . . . . . . . . . . . .     Canada
  Wynn's Deutschland GmbH. . . . . . . . . . . . . . .     Germany
  Wynn's Espana, S.A.. . . . . . . . . . . . . . . . .     Spain
  Wynn's France, S.A.. . . . . . . . . . . . . . . . .     France
   Wynn's Automotive France. . . . . . . . . . . . . .     France
   Wynn's Automotive France Professional . . . . . . .     France
   Wynn's Industrie. . . . . . . . . . . . . . . . . .     France
  Wynn's Friction Proofing Mexico S.A. de C.V. . . . .     Mexico
  Wynn Oil (N.Z.) Limited. . . . . . . . . . . . . . .     New Zealand
  Wynn Oil (South Africa) (Pty) Limited. . . . . . . .     South Africa
  Wynn Oil (U.K.) Limited. . . . . . . . . . . . . . .     England
  Wynn Oil Venezuela, S.A. . . . . . . . . . . . . . .     Venezuela
Wynn's Export, Inc.. . . . . . . . . . . . . . . . . .     U.S. Virgin Islands
Alkid Corporation. . . . . . . . . . . . . . . . . . .     California
Robert Skeels & Company. . . . . . . . . . . . . . . .     California
Wynn's Climate Systems, Inc. . . . . . . . . . . . . .     Texas
   Lone Star Manufacturing Co., Inc. . . . . . . . . .     Texas
   Wynn's Climate Equipment Company. . . . . . . . . .     Texas
Wynn's (UK) Limited. . . . . . . . . . . . . . . . . .     England
Wynn's Fluid Power, Inc. . . . . . . . . . . . . . . .     Delaware
  Wynn's-Precision, Inc. . . . . . . . . . . . . . . .     Delaware
   PRPC, Inc.. . . . . . . . . . . . . . . . . . . . .     Tennessee
   Wynn's-Precision Canada Ltd.. . . . . . . . . . . .     Canada
    Wynn's-Precision (U.K.) Ltd. . . . . . . . . . . .     England
    PRP Seals, Ltd.. . . . . . . . . . . . . . . . . .     Canada
  Dynamic Seals, Inc.. . . . . . . . . . . . . . . . .     Delaware

     Except for Wynn Oil Venezuela, S.A., all of the above-named subsidiaries are 100% owned by Registrant. Wynn Oil Venezuela, S.A. is 51% owned by Registrant.